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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 27, 2001

                          THE MIIX GROUP, INCORPORATED
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




  DELAWARE                  001-14593                  22-3586492
-----------------        ----------------         ---------------------
(State or Other            (Commission                (IRS Employer
Jurisdiction of             File Number)              Identification No.)
Incorporation)


                                TWO PRINCESS ROAD

                         LAWRENCEVILLE, NEW JERSEY 08648

              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (609) 896-2404
                                                          ---------------

                                       N/A

          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.               Other Events.

         The Board of Directors of The MIIX Group, Incorporated (the "Company")
adopted a Rights Agreement (the "Rights Plan") on June 27, 2001. As part of the
Rights Plan, the Board also declared a dividend consisting of one right for each share of common stock, par value $0.01 per share, held by stockholders of record as of the close of business on July 10, 2001. The Rights are non-taxable and will expire on June 27, 2011. The Rights Plan will generally be triggered if an acquiring party accumulates 15% or more of the Company's common stock and upon certain other events. Until the Rights become exercisable, the Rights will trade with the Company's common stock as a unit. The Rights Plan is described further in the Rights Plan and Press Release attached and filed herewith as Exhibits 4.1 and 99.1, respectively.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE MIIX GROUP, INC.


                                             By:/s/ Catherine E. Williams
                                                --------------------------
                                                Catherine E. Williams
                                                Vice President and Secretary

June 28, 2001

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                   EXHIBIT INDEX
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

Exhibit No.                   Description
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
4.1                           Rights Agreement dated as of June 28, 2001

4.2                           Certificate of Designation, Preferences and Rights

99.1                          Registrant's Press Release dated June 28, 2001

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